UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2010

APTARGROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11846	36-3853103
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake Illinois	60014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (815) 477-0424

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

AptarGroup, Inc. (the “Company”) entered into a Supplemental Note Purchase Agreement, dated as of November 30, 2010 (the “Supplemental NPA”), with the purchasers listed in Exhibit A thereto pursuant to which the Company issued and sold $16,000,000 of its 2.33% Series 2008-B-1 Senior Notes due November 30, 2015 (the “Series-B-1 Notes”) and $84,000,000 of its 3.78% Series 2008-B-2 Notes due November 30, 2020 (the “Series 2008-B-2 Notes,” and, together with the Series 2008-B-1 Notes, the “Notes”) in a private placement to various institutional investors.

The Supplemental NPA contains customary terms and conditions and supplements that certain Note Purchase Agreement, dated as of July 31, 2008 (the “2008 NPA”), among the Company and each of the purchasers listed in Schedule A thereto, as amended by that certain First Amendment to Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the institutions listed as signatories thereto.  The 2008 NPA, as so supplemented and amended, is referred to herein as the “Agreement.”

The Company used the proceeds from the sale of the Notes to repay existing indebtedness of the Company.

Pursuant to the Agreement, the Company will pay interest on the outstanding balance of the Notes at the stated rates per annum from the date of the issuance of the Notes, payable semiannually commencing on May 30, 2011, until such principal becomes due and payable.

The Company may from time to time, at its option, upon notice, prepay prior to maturity all or any part of the principal amount of the Notes, together with accrued interest and the Make-Whole Amount (as defined in the Agreement), as specified in the Agreement.

The Notes will automatically become immediately due and payable without notice upon the occurrence of an event of default involving insolvency or bankruptcy of the Company or any Significant Subsidiary (as defined in the Agreement).  In addition, by notice given to the Company, any holder or holders of more than 50% in principal amount of the Notes, at its or their option, may declare all of the Notes to be immediately due and payable upon the occurrence and continuation of any other event of default, and, by notice given to the Company, any holder of the Notes may, at its option, declare all of the Notes held by such holder to be immediately due and payable in the event that the Company defaults in the payment of any payment due and payable under the Note Purchase Agreement.

A copy of the Supplemental NPA is filed as Exhibit 4.3 to this report; a copy of the form of the Series 2008-B-1 Notes is filed as Exhibit 4.4 to this report; and a copy of the form of the Series 2008-B-2 Notes is filed as Exhibit 4.5 to this report.  The foregoing description of the Supplemental NPA and the Notes is qualified in its entirety by reference to the full text of the Supplemental NPA and the forms of the Notes, which is incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference to the extent applicable.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit
No.	Description

4.1	First Amendment to 2006 Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the institutions listed as signatories thereto.

4.2	First Amendment to 2008 Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the institutions listed as signatories thereto.

4.3	Supplemental Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the purchasers listed in Exhibit A thereto.

4.4	Form of AptarGroup, Inc. 2.33% Series 2008-B-1 Senior Notes due November 30, 2015.

4.5	Form of AptarGroup, Inc. 3.78% Series 2008-B-2 Senior Notes due November 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTARGROUP, INC.

Date: December 1, 2010	By:	/s/ Stephen J. Hagge
Stephen J. Hagge
Executive Vice President, Chief Operating
Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

4.1	First Amendment to 2006 Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the institutions listed as signatories thereto.

4.2	First Amendment to 2008 Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the institutions listed as signatories thereto.

4.3	Supplemental Note Purchase Agreement, dated as of November 30, 2010, among the Company and each of the purchasers listed in Exhibit A thereto.

4.4	Form of AptarGroup, Inc. 2.33% Series 2008-B-1 Senior Notes due November 30, 2015.

4.5	Form of AptarGroup, Inc. 3.78% Series 2008-B-2 Senior Notes due November 30, 2020.